S&W Announces Fiscal 2024 Financial Results

Company to host conference call and webcast today at 11:00 a.m. Eastern time to discuss the results

Longmont, Colorado – November 1, 2024 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the fiscal year ended June 30, 2024.

Financial Highlights

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Revenue for fiscal 2024 was $60.4 million, a 17.8% decrease compared to fiscal 2023. Double TeamTM sorghum revenue was $10.9 million in fiscal 2024 compared to $6.5 million in fiscal 2023.
•
Gross profit margin for fiscal 2024 was 26.2%, an improvement from 19.8% in fiscal 2023.
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Gross profit dollar for fiscal 2024 was $15.8 million, an improvement of $1.3 million from $14.5 million in fiscal 2023.
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GAAP net loss was ($30.1) million, or ($13.21) per basic and diluted share, for fiscal 2024 compared to GAAP net income of $14.4 million, or $6.40 per basic share and $6.38 per diluted share, for fiscal 2023. A $38.2 million gain was recognized in fiscal 2023 related to the formation of Vision Bioenergy Oilseeds LLC, or Vision Bioenergy, a biofuel production partnership with Equilon Enterprises LLC (dba Shell Oil Products US, or Shell).
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Adjusted EBITDA (see Table B) was ($8.5) million for fiscal 2024 compared to ($9.3) million for fiscal 2023.
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Received $6.0 million payment from Shell in February 2024 as additional consideration related to the formation of Vision Bioenergy in February 2023. Received $1.0 million payment from Trigall Genetics S.A., or Trigall, in January 2024 as additional consideration related to the sale of 80% interest in Trigall Australia Pty Ltd., or Trigall Australia, a wheat development partnership, in December 2022. Received additional $0.4 million from Trigall in May 2024 for the sale of remaining 20% interest in Trigall Australia and assets used in the partnership.

Management Discussion

“Since taking over as CEO in July 2023, my focus has been to define our business strategies to optimize results centered around best-in-class operational effectiveness of our broader sorghum technology program and forage operations,” commented S&W Seed Company’s CEO, Mark Herrmann. “Within our Americas operations, which is led by our proprietary, high-value sorghum Double Team trait technology, we enacted a number of strategies to increase adoption of Double Team while improving operational efficiencies. This resulted in Double Team revenue increasing by 68.1% during fiscal 2024, which was a lead driver in boosting our company-wide gross margins increase of 640 basis points to 26.2% in fiscal 2024, up from 19.8% in the previous year. On a dollar basis, gross profit dollars increased to $15.8 million in fiscal 2024 compared to $14.5 million in the year ago period. Our commercial launch of Double Team has gone exceedingly well, with expectations for the proprietary, high-value sorghum trait technology to be planted on approximately 10% of all sorghum acres in the United States in 2024. As total revenue in the future continues to shift more towards our robust sorghum technology portfolio which carries gross margins in excess of 60%, including product line extensions and new technology offerings planned over the next year, we expect to see operational improvement in support of our near-term goal of profitability.”

“While the Americas operations continue to improve and meet our expectations, we have experienced challenges to our international operations. As a reminder, in early 2023, we communicated that we were working on the possibility of a strategic transaction involving our international operations, headquartered in Australia. Upon further evaluation of the changes within our international commercial footprint, among other factors, we announced that one of our subsidiaries, S&W Australia, had entered Voluntary Administration, or VA, under applicable Australian law effective July 24, 2024. This decision was made after careful consideration of S&W Australia's financial position and ongoing challenges in the current market environment. These challenges include the lack of viable strategic alternatives to Saudi Arabia’s recent discontinuation of import permits for alfalfa seed and all forages, and the increased risk that S&W Australia would be unable to meet its debt obligations. VA is a process designed to assess a company’s financial situation and operations and explore options to provide a better return for creditors. The VA process is expected to conclude in the fourth quarter of calendar year 2024.”

“As we look to the remainder of fiscal 2025, we are laser focused on the continued growth and expansion of our Double Team operations in the Americas, while working toward resolve the VA process involving a significant portion of our international operations. We intend to provide a detailed outlook for our go forward operations as part of the release of our first quarter fiscal 2025 financial results in mid-November 2024,” Herrmann concluded.

Financial Results

Total revenue for fiscal 2024 was $60.4 million compared to total revenue for fiscal 2023 of $73.5 million. The $13.1 million decrease in revenue was primarily attributable to an $11.4 million decrease in non-dormant alfalfa sales in the Middle East North Africa, or MENA, region due to the ongoing conflict in Sudan, reduced sales into Libya, and the import restrictions enacted in Saudi Arabia, a $2.8 million decrease in the Australian domestic market across all crop segments due to inventory quality and lower pricing, a $2.8 million decrease in non-traited sorghum sales in the U.S., a $1.7 million decrease in Mexico driven by decreased non-dormant alfalfa sales that were partially offset with increased grain sorghum sales, and a $1.3 million decrease in sales to Asia of alfalfa and sunflower. This was partially offset by a $4.3 million increase in Double Team sorghum revenue, a $1.7 million increase in dormant alfalfa sales in the U.S., and a $1.0 million increase in grain sorghum to South Africa.

Gross profit margin for fiscal 2024 was 26.2% compared to gross profit margin for fiscal 2023 of 19.8%. The improvement in gross profit margin was primarily driven by increased sales of higher margin Double Team sorghum and decreased sales of low margin sorghum forages and grasses. The 6.4 percentage point increase is attributed to increased sales of higher margin products including Double Team sorghum (6.3 percentage points) and improved focus on inventory management and reducing operational costs while increasing efficiencies in S&W's production facilities (3.9 percentage points), offset by decreased margin of non-dormant alfalfa driven by reduced demand in the MENA region (-3.4 percentage points) and lower volumes in the Australian domestic market (-0.4 percentage points).

GAAP operating expenses for fiscal 2024 were $33.5 million compared to GAAP operating expenses for fiscal 2023 of $32.5 million. This increase was primarily driven by a $3.5 million increase attributable to impairment charges related to intangibles offset by a $1.2 million decrease in research and development expenses, a $0.7 million decrease in selling, general and administrative expenses, a $0.5 million decrease in depreciation and amortization, and a $0.2 million decrease in (gain) loss on disposal of property, plant and equipment.

Adjusted operating expenses (see Table A1) for fiscal 2024 were $25.1 million compared to $26.4 million for fiscal 2023. The $1.3 million decrease in adjusted operating expenses for fiscal 2024 was attributed to a $1.2 million decrease in research and development expenses and a $0.1 million decrease in selling, general, and administrative expenses after excluding non-recurring transaction costs.

GAAP net loss for fiscal 2024 was ($30.1) million, or ($13.21) per basic and diluted share, compared to GAAP net income of $14.4 million, or $6.40 per basic share and $6.38 per diluted share, for fiscal 2023.

Adjusted net loss (see Table A2) for fiscal 2024 was ($21.3) million, or ($9.35) per basic and diluted share, excluding impairment charges, interest expense - amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion, loss on sale of equity investment, and equity in loss of equity method investee (Vision Bioenergy), net of tax. Adjusted net loss (see Table A2) for fiscal 2023 was ($20.3) million, or ($9.02) per basic share and ($8.98) per diluted share, excluding interest expense - amortization of debt discount, other finance expenses, non-recurring transaction costs, dividends accrued for participating securities and accretion, gain on sale of business interest, gain on sale of equity investment, and equity in loss of equity method investee (Vision Bioenergy), net of tax.

Adjusted EBITDA (see Table B) for fiscal 2024 was ($8.5) million compared to adjusted EBITDA for fiscal 2023 of ($9.3) million.

S&W Australia

S&W Australia’s entry into VA constitutes an event of default and automatic acceleration of S&W Australia’s obligations under its debt facilities with National Australia Bank, or NAB. However, such acceleration is stayed, or paused, while S&W Australia is under VA. The NAB debt facilities are guaranteed by S&W Seed Company, or S&W, up to a maximum of AUD $15.0 million (USD $10.0 million as of June 30, 2024). S&W's obligations under this guarantee are not subject to a stay in connection with S&W Australia’s VA. S&W is working with the administrators of the VA and NAB on a resolution to the VA process. S&W Australia’s entry into VA also constituted an event of default under S&W's Amended and Restated Loan and Security Agreement with CIBC Bank USA, or CIBC, because of a cross-default provision in S&W's loan agreement with CIBC that is triggered by the event of default under NAB's debt facilities. S&W obtained a waiver from CIBC on the cross-default event on July 31, 2024 and communicates frequently with CIBC on the progress of S&W's activities with the administrators of the VA and NAB throughout the VA process.

Nasdaq Listing

As previously announced, S&W received a letter from The Nasdaq Stock Market on November 14, 2023 advising S&W that for 30 consecutive trading days preceding the date of the notice, the bid price of S&W's common stock had closed below the $1.00 per share minimum required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2), or the Rule. S&W subsequently requested an extension of time to regain compliance with the Rule and submitted to Nasdaq a plan to regain compliance. On May 14, 2024, Nasdaq informed S&W that the request for extension was granted. As a result of the extension, S&W must provide evidence that it has regained compliance with the Rule by November 11, 2024.

Following a special meeting of stockholders, S&W's Board of Directors, or the Board, unanimously approved a reverse stock split of all issued and outstanding shares of the Company’s common stock, at a ratio of 1-for-19, or the Reverse Stock Split. The Reverse Stock Split was implemented at 5:00 p.m. Eastern Time on October 17, 2024. The Company’s common stock began trading on a split-adjusted basis commencing upon market opening on The Nasdaq Capital Market on October 18, 2024.

Fiscal 2025 Guidance

S&W anticipates providing a detailed financial outlook for fiscal 2025 in its first quarter fiscal 2025 financial results press release and related earnings call in mid-November 2024.

Conference Call

S&W has scheduled a conference call for Friday, November 1, 2024, at 11:00am ET (8:00am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of S&W's website at http://www.swseedco.com/investors or https://app.webinar.net/E4zbZn8e7B9. A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation #9057007. A webcast replay will be available in the Investor Relations section of S&W’s website at http://www.swseedco.com/investors or https://app.webinar.net/E4zbZn8e7B9 for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), S&W has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA; adjusted operating expenses; as well as adjusted net loss and adjusted net loss per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity, and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of its business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A1, A2, and B accompanying this release.

In order to calculate these non-GAAP financial measures, S&W makes targeted adjustments to certain GAAP financial line items found on its condensed consolidated statement of operations, backing out non-recurring or unique items that we believe otherwise distort the underlying results and trends of the ongoing business. S&W has excluded the following items from one or more of its non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. S&W excludes from operating expenses depreciation and amortization and a portion of SG&A expense related to non-recurring transaction costs and, for its adjusted EBITDA calculation, also non-cash stock-based compensation. S&W excludes non-recurring transaction costs from S&W's total operating expenses to provide investors a method to compare its operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of restructuring or acquisition events and the magnitude of restructuring or acquisition expenses.

Gain on disposal of intangible assets. The gain is the result of S&W's transfer of certain intellectual property rights under a license agreement to Trigall Australia as part of its equity investment in the partnership in fiscal 2023. This is a unique item unrelated to its core performance during any particular period. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Impairment charges. The intangibles impairment charge relates to the impairment of the customer relationships intangible in Australia that resulted from its long-lived assets impairment testing. This amount was a non-cash charge and is unrelated to S&W's core performance during any particular period. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Foreign currency loss. The foreign currency loss represents fluctuations from changes in exchange rates that are uncertain or out of S&W's control and cannot be reasonably predicted. S&W believes it is useful to exclude this amount in order to better understand its business performance and allow investors to compare its results with peer companies.

Interest expense – amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to S&W's working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to its core performance during any particular period. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Interest expense, net. Interest expense, net primary consists of interest incurred on S&W's working capital credit facilities, the MFP Loan, the AgAmerica loan, and equipment capital leases. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Dividends accrued for participating securities and accretion. Dividends accrued for participating securities and accretion relates to dividends accrued for the Series B convertible preferred stock and the accretion for the discount related to the warrants issued in conjunction with the Series B convertible preferred stock. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Loss (gain) on sale of business interest. The loss (gain) on the sale of business interest relates to the (loss) gain S&W recognized from the Vision Bioenergy transaction, for which we have a 34% membership interest. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Loss (gain) on sale of equity investment. The loss (gain) on the sale of equity investment represents the sale of S&W's remaining 20% interest in Trigall Australia and the sale from S&W's Bioceres investment. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Equity in loss of equity method investee (Vision Bioenergy), net of tax. This loss represents S&W's percentage of Vision Bioenergy's loss for the years ended June 30, 2024 and 2023, as it has significant influence in Vision Bioenergy. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted Operating Expenses. S&W defines adjusted operating expenses as GAAP operating expenses adjusted to exclude depreciation and amortization, loss on disposal of property, plant and equipment, non-recurring transaction costs, and impairment charges. S&W believes that the use of adjusted operating expenses is useful to investors and other users of its financial statements in evaluating its operating performance because it provides a method to compare its operating results to prior periods and to peer companies after making adjustments for depreciation and amortization and amounts that are not expected to recur.

Adjusted net loss and loss per share. S&W defines adjusted net loss as net (loss) income attributable to S&W less interest expense – amortization of debt discount, non-recurring transaction costs, impairment charges, dividends accrued for participating securities and accretion, gain on sale of business interest, loss (gain) on sale of equity investment, and equity in loss of equity method investee (Vision Bioenergy), net of tax. S&W believes that these non-GAAP financial measures provide useful supplemental information for evaluating its operating performance.

Adjusted EBITDA. S&W defines adjusted EBITDA as net (loss) income attributable to S&W adjusted to exclude interest expense, net, interest expense – amortization of debt discount, benefit from income taxes, depreciation and amortization, non-recurring transaction costs, impairment charges, non-cash stock-based compensation, foreign currency loss, gain on sale of business interest, loss (gain) on sale of equity investment, gain on disposal of intangible assets, equity in loss of equity method investee (Vision Bioenergy), net of tax, and dividends accrued for participating securities and accretion. S&W believes that the use of adjusted EBITDA is useful to investors and other users of its financial statements in evaluating its operating performance because it provides them with an additional tool to compare business performance across companies and across periods. S&W uses adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of its performance, for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its Board concerning its financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

Financial Tables

For a complete press release including financial tables, please view online at: https://swseedco.com/investors/press-releases/.

About S&W Seed Company

Founded in 1980, S&W is a global multi-crop, middle-market agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of sorghum, forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa and sorghum seeds with significant research and development, production and distribution capabilities. S&W also has a commercial presence in pasture and sunflower seeds, and through a partnership, is focused on sustainable biofuel feedstocks primarily within camelina. For more information, please visit www.swseedco.com.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “ability,” “believe,” “may,” “future,” “plan,” "intends" “should” or “expects.” Forward-looking statements in this release include, but are not limited to: the timing of the resolution of the VA; our success in growing and expanding our Double Team operations in the Americas; our expected timelines for the development and launch of our products; the continued rapid adoption of Double Team Grain Sorghum and projected growth of its share of all grain sorghum acres in the U.S.; the shift in revenue towards our higher margin products; and the success of our cost-saving, production optimization and operational initiatives to mitigate the impact of geopolitical events and drive our business towards profitability. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties related to: market adoption of products designed to support the energy transition and customer demand for our partnership’s products; the effects of unexpected weather and geopolitical and macroeconomic events, such as global inflation, bank failures, supply chain disruptions, uncertain market conditions, the armed conflict in Sudan, the import ban on alfalfa seed in Saudi Arabia, the ongoing military conflict between Russia and Ukraine and related sanctions and the conflict in the Middle East, on our business and operations as well as those of our partnership, and the extent to which they disrupt the local and global economies, as well as our business and the businesses of our partnership, our customers, distributors and suppliers; sufficiency of our partnership’s cash and access to capital in order to develop its business; the sufficiency of our cash and access to capital in order to meet our liquidity needs, including our ability to pay our growers as our payment obligations come due and to meet any obligations resulting from the VA and our guarantee of S&W Australia's obligations under the NAB debt facility; our need to comply with the financial covenants included in our loan agreements, refinance certain of our credit facilities and raise additional capital in the future and our ability to continue as a “going concern”; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products, including Double Team, may not yield their anticipated benefits, including with respect to their impact on revenues and gross margins; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; demand for our Double Team sorghum solution may not be as strong as expected; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified, delaying our ability to recognize revenue and decreasing our gross margins; we may be unable to achieve our goals to drive growth, improve gross margins and reduce operating expenses; the inherent uncertainty and significant judgments and assumptions underlying our financial guidance; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2024 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Years Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue	$14,819,736	$23,055,316	$60,441,646	$73,521,291
Cost of revenue (excluding depreciation and amortization)	12,339,724	20,193,918	44,631,897	58,983,210
Gross profit	2,480,012	2,861,398	15,809,749	14,538,081
Operating expenses
Selling, general and administrative expenses	4,410,084	5,144,445	21,725,874	22,430,687
Research and development expenses	1,044,892	1,014,394	4,062,419	5,237,772
Depreciation and amortization	1,067,176	1,071,265	4,288,449	4,768,809
(Gain) loss on disposal of property, plant and equipment	(19,121)	11,423	(109,746)	44,335
Impairment charges	3,531,010	—	3,531,010	—
Total operating expenses	10,034,041	7,241,527	33,498,006	32,481,603
Loss from operations	(7,554,029)	(4,380,129)	(17,688,257)	(17,943,522)
Other (income) expense
Foreign currency loss	50,165	162,189	1,213,732	859,696
Government grant income	—	—	—	(1,444,044)
Loss (gain) on sale of business interest	—	156,404	—	(38,167,102)
Gain on disposal of intangible assets	—	—	—	(1,796,252)
Loss (gain) on sale of equity investment	534,189	—	534,189	(32,030)
Interest expense - amortization of debt discount	515,953	416,339	1,883,573	1,975,938
Interest expense, net	1,380,668	1,142,483	5,520,991	4,184,067
Other (income) expenses	8,301	56,098	(139,067)	1,552,154
(Loss) income before income taxes	(10,043,305)	(6,313,642)	(26,701,675)	14,924,051
Provision for (benefit from) income taxes	1,350,884	115,150	496,290	(763,639)
(Loss) income before equity in net earnings of affiliates	(11,394,189)	(6,428,792)	(27,197,965)	15,687,690
Equity in loss of equity method investees, net of tax	733,748	841,637	2,858,424	1,252,330
Net (loss) income	(12,127,937)	(7,270,429)	(30,056,389)	14,435,360
(Loss) income attributable to noncontrolling interests	(15,981)	41,924	(25,412)	25,282
Net (loss) income attributable to S&W Seed Company	$(12,111,956)	$(7,312,353)	$(30,030,977)	$14,410,078

Calculation of net (loss) income per share:
Net (loss) income attributable to S&W Seed Company	$(12,111,956)	$(7,312,353)	$(30,030,977)	$14,410,078
Dividends accrued for participating securities and accretion	(126,782)	(120,070)	(494,617)	(469,329)
Net (loss) income attributable to common shareholders	$(12,238,738)	$(7,432,423)	$(30,525,594)	$13,940,749

Net (loss) income attributable to S&W Seed Company per common share,
Basic	$(5.31)	$(3.23)	$(13.21)	$6.40
Diluted	$(5.31)	$(3.22)	$(13.21)	$6.38
Weighted average number of common shares outstanding,
Basic	2,281,258	2,261,486	2,273,112	2,250,146
Diluted	2,281,258	2,269,553	2,273,112	2,259,766

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN OPERATING EXPENSES AND NON-GAAP ADJUSTED OPERATING EXPENSES
(UNAUDITED)

	Three Months Ended June 30,		Years Ended June 30,
	2024	2023	2024	2023
Operating expenses	10,034,041	7,241,527	33,498,006	32,481,603

Less:
Depreciation and amortization	(1,067,176)	(1,071,265)	(4,288,449)	(4,768,809)

Non-recurring transaction costs	(150,447)	(274,434)	(713,526)	(1,240,274)

Gain (loss) on disposal of property, plant and equipment	19,121	(11,423)	109,746	(44,335)

Impairment charges	(3,531,010)	-	(3,531,010)	-

Non-GAAP adjusted operating expenses	5,304,529	5,884,405	25,074,767	26,428,185

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended June 30,		Years Ended June 30,
	2024	2023	2024	2023
Net (loss) income attributable to S&W Seed Company	$(12,111,956)	$(7,312,353)	$(30,030,977)	$14,410,078

Impairment charges	3,531,010	—	3,531,010	—

Interest expense - amortization of debt discount	515,953	416,339	1,883,573	1,975,938

Other finance expenses	—	—	—	1,458,168

Gain on disposal of intangible assets	—	—	—	(1,796,252)

Non-recurring transaction costs	150,447	274,434	713,526	1,240,274

Dividends accrued for participating securities and accretion	(126,782)	(120,070)	(494,617)	(469,329)

Loss (gain) on sale of business interest	—	156,404	—	(38,167,102)

Loss (gain) on sale of equity investment	534,189	—	534,189	(32,030)

Equity in loss of equity method investee (Vision Bioenergy), net of tax	771,647	323,538	2,613,277	1,089,346

Non-GAAP adjusted net loss	$(6,735,492)	$(6,261,708)	$(21,250,019)	$(20,290,909)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share,
Basic	$(2.95)	$(2.77)	$(9.35)	$(9.02)
Diluted	$(2.95)	$(2.76)	$(9.35)	$(8.98)
Weighted average number of common shares outstanding,
Basic	2,281,258	2,261,486	2,273,112	2,250,146
Diluted	2,281,258	2,269,553	2,273,112	2,259,766

TABLE B
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended		Years Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net (loss) income attributable to S&W Seed Company	$(12,111,956)	$(7,312,353)	$(30,030,977)	$14,410,078

Interest expense, net	1,380,668	1,142,483	5,520,991	4,184,067

Interest expense - amortization of debt discount	515,953	416,339	1,883,573	1,975,938

Other finance expenses	—	—	—	1,458,168

Provision for (benefit from) income taxes	1,350,884	115,150	496,290	(763,639)

Depreciation and amortization	1,067,176	1,071,265	4,288,449	4,768,809

Impairment charges	3,531,010	—	3,531,010	—

Non-recurring transaction costs	150,447	274,434	713,526	1,240,274

Non-cash stock-based compensation	253,708	549,522	1,232,938	1,932,415

Foreign currency loss	50,165	162,189	1,213,732	859,696

Gain on disposal of intangible assets	—	—	—	(1,796,252)

Loss (gain) on sale of business	—	156,404	—	(38,167,102)

Loss (gain) on sale of equity investments	534,189	—	534,189	(32,030)

Equity in loss of equity method investee (Vision Bioenergy), net of tax	771,647	765,808	2,613,277	1,089,346

Dividends accrued for participating securities and accretion	(126,782)	(120,070)	(494,617)	(469,329)

Non-GAAP adjusted EBITDA	$(2,632,891)	$(2,778,829)	$(8,497,619)	$(9,309,561)

S & W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of June 30, 2024	As of June 30, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$294,014	$3,398,793
Accounts receivable, net	20,865,224	24,622,727
Notes receivable, net	—	6,846,897
Inventories, net	38,107,103	45,098,268
Prepaid expenses and other current assets	4,108,149	4,099,027
TOTAL CURRENT ASSETS	63,374,490	84,065,712
Property, plant and equipment, net	9,667,273	10,082,168
Intellectual property, net	20,265,618	21,650,534
Other Intangibles, net	3,783,389	8,082,325
Right of use asset - operating leases	2,248,818	2,983,303
Equity method investments	19,694,209	23,059,705
Other assets	1,691,744	2,066,081
TOTAL ASSETS	$120,725,541	$151,989,828
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$13,491,826	$13,312,180
Deferred revenue	872,739	464,707
Accrued expenses and other current liabilities	6,894,494	8,804,456
Current portion of working capital lines of credit, net	43,724,157	44,900,779
Current portion of long-term debt, net	4,259,108	3,808,761
TOTAL CURRENT LIABILITIES	69,242,324	71,290,883
Long-term debt, net, less current portion	4,873,236	4,499,334
Other non-current liabilities	1,578,856	2,102,030
TOTAL LIABILITIES	75,694,416	77,892,247
MEZZANINE EQUITY
Preferred stock, $0.001 par value; 3,323 shares authorized; 1,695 issued and outstanding at June 30, 2024 and June 30, 2023	5,768,765	5,274,148
TOTAL MEZZANINE EQUITY	5,768,765	5,274,148
STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 2,282,574 issued and 2,281,258 outstanding at June 30, 2024; 2,263,369 issued and 2,262,054 outstanding at June 30, 2023	43,369	43,004
Treasury stock, at cost, 1,316 shares at June 30, 2024 and June 30, 2023	(134,196)	(134,196)
Additional paid-in capital	168,807,072	167,768,104
Accumulated deficit	(122,090,479)	(91,932,808)
Accumulated other comprehensive loss	(7,405,114)	(6,987,791)
Noncontrolling interests	41,708	67,120
TOTAL STOCKHOLDERS' EQUITY	39,262,360	68,823,433
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$120,725,541	$151,989,828

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Years Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(30,056,389)	$14,435,360
Adjustments to reconcile net (loss) income from operating activities to net cash used in operating activities:
Stock-based compensation	1,232,938	1,932,416
Provision for credit losses	462,874	11,659
Inventory write-down	1,964,632	2,778,414
Depreciation and amortization	4,288,450	4,768,809
Impairment charges	3,531,010	—
(Gain) loss on disposal of property, plant and equipment	(109,746)	44,335
Gain on disposal of intangible assets	—	(1,796,252)
Gain on sale of equity investment	—	(38,167,102)
Loss (gain) on sale of equity investment	534,189	(32,030)
Equity in loss of equity method investees, net of tax	2,858,424	1,252,330
Government grant income	—	(1,444,044)
Change in deferred tax provision	485,630	(806,479)
Change in foreign exchange contracts	(823,834)	(63,889)
Foreign currency transactions	1,212,816	46,283
Amortization of debt discount	1,883,573	1,975,938
Accretion of note receivable	(153,110)	(99,763)
Changes in:
Accounts receivable	3,341,360	(5,840,310)
Inventories	5,132,472	5,755,856
Prepaid expenses and other current assets	(1,112,299)	84,605
Other non-current assets	78,475	(27,950)
Accounts payable	99,359	(2,151,619)
Deferred revenue	401,859	(139,826)
Accrued expenses and other current liabilities	(842,663)	(1,344,945)
Other non-current liabilities	(47,042)	(149,946)
Net cash used in operating activities	(5,637,022)	(18,978,150)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of business interest	6,000,000	7,000,000
Proceeds from partnership transaction	1,000,000	2,000,000
Additions to property, plant and equipment	(1,543,100)	(856,716)
Proceeds from disposal of property, plant and equipment	458,878	1,417
Capital contributions to partnerships	(147,239)	(172,917)
Net proceeds from sale of equity investment	109,529	400,000
Net cash provided by investing activities	5,878,068	8,371,784
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings and repayments on lines of credit, net	(2,658,002)	9,857,653
Borrowings of long-term debt	1,335,029	4,208,460
Repayments of long-term debt	(1,219,788)	(1,743,514)
Debt issuance costs	(605,177)	(421,538)
Cash paid related to stock issuance costs	(165,812)	—
Net proceeds from sale of common stock	—	128,778
Issuance of common stock for cash upon exercise of stock options	—	1,994
Taxes paid related to net share settlements of stock-based compensation awards	(32,658)	(82,165)
Net cash (used in) provided by financing activities	(3,346,408)	11,949,668
EFFECT OF EXCHANGE RATE CHANGES ON CASH	583	(1,017)
NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS	(3,104,779)	1,342,285
CASH AND CASH EQUIVALENTS, beginning of the period	3,398,793	2,056,508
CASH AND CASH EQUIVALENTS, end of period	$294,014	$3,398,793
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$5,488,517	$4,380,703
Income taxes	29,846	130